Exhibit 10.4
EMPLOYMENT AGREEMENT
This Employment Agreement is made as of December 1, 2006 by and between ALSC Venture Management, LLC, a California limited liability company, (the “Company”) and V.R. Ranganath (“Employee”).
RECITALS
     A. The Company is the sole general partner of each of Alliance Ventures I, L.P., Alliance Ventures II, L.P., Alliance Ventures III, L.P., Alliance Ventures IV, L.P., and Alliance Ventures V, L.P. (each a “Partnership” and collectively the “Partnerships”).
     B. The Company desires to retain the services of Employee in its business, thereby retaining for the Company the benefit of Employee’s business knowledge and experience and also to make provisions for the payment of reasonable and proper compensation to Employee for such services; and
     C. Employee is willing to remain employed by the Company and to perform the duties incident to such employment upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations herein contained, the Company and Employee agree as follows:
1. EMPLOYMENT AND DUTIES
     (a) Employee is hereby employed as an employee of the Company to perform such duties within the Company as may be determined and assigned to him from time to time by the Company’s Board of Managers, including performing the functions of administering the Company’s portfolio securities, keeping records, and assisting in valuations and preparing financial statements, reports and tax returns for the Partnerships. Employee shall devote his best efforts to the performance and faithful discharge of his duties, including the performance of any and all duties consistent with his position as delineated above and in the Company’s Bylaws, and as such duties may be assigned to him by the Company’s Board of Managers or President.
     (b) Employee shall be required to devote such portion of his business time, ability and attention to the operations and affairs of the Company, as are reasonably required to perform the functions listed in Section 1(a).
2. TERM
     The term of employment shall commence upon the date hereof, and shall continue for three years or, if less, as long any Partnership remains in business except that it may be terminated six months after a sale of the Partnerships to a party not Affiliated with Alliance Semiconductor corporation, or renegotiated as provided in Section 4 of the Management Agreement by and among the Company and the Partnerships dated the same date as this Agreement. Without prejudice to any other remedy to which the Company may be entitled, the

Company may terminate the employment of Employee hereunder prior to the expiration of the term of this Agreement for any reason specified in Section 4 of this Agreement.
3. COMPENSATION
     (a) In consideration for the services to be rendered by Employee hereunder, the Company agrees to pay, or to cause to be paid to the Employee, and he agrees to accept as compensation, an annual salary of three hundred thousand dollars ($300,000.00) (pro-rated for any partial year) payable in equal monthly installments, effective commencing May 17, 2006.
     (b) Employee shall be reimbursed for ordinary and necessary business expenses incurred in connection with his employment including, but not limited to, expenses of travel and entertainment, meals, lodgings and other expenses of a business nature, upon presentation of appropriate vouchers.
     (c) Employee shall be entitled to such fringe benefits, including accident and health insurance, wage continuation insurance and contributions to retirement plans, if any, upon the same terms and conditions as are offered at any time during the term of this Agreement to other employees or managers of the Company.
     (d) Employee shall receive full compensation for any period of illness or incapacity during the term of this Agreement, reduced by any payments to him under disability or other insurance plans.
4. TERMINATION
     The Company shall be entitled at its option to terminate Employee’s employment hereunder at any time, only for the following reasons, or as provided in Section 5:
     (a) because of his fraud, misappropriation, embezzlement, theft or the like; or
     (b) because of his conviction of a felony;
     (c) because he has engaged in activities which are substantially adverse to the interests of the Company including a failure, after notice, to devote sufficient time to the business of the Company and the Partnerships, or a failure or a refusal to provide information about the Partnerships to the Company or the partners in any Partnership; or
     (d) because Employee has failed to perform duties under this Agreement by reason of illness or disability for a period exceeding 60 days.
5. DEATH DURING EMPLOYMENT
     If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and the Company shall pay to the estate of the Employee the basic annual salary and expense reimbursement which would otherwise be payable to the Employee through the last day of the month in which his death shall have occurred.

6. NO CONFLICT
     Employee hereby warrants that he is not now under any legal or contractual obligation that would conflict in any manner whatsoever with the obligations and duties by him herein undertaken, and that the execution of this Agreement will not breach any agreement to which the Employee is presently a party. The Company agrees that nothing in this Agreement shall be deemed to prohibit Employee from working with any other venture capital fund or investment management entity of any kind whatsoever, including his engaging in the formation of a new fund to be managed or co-managed by him during the term of this Agreement provided such activities do not materially interfere with Employee’s performance of his duties under this Agreement.
7. ASSIGNMENT
     . Employee agrees that this Agreement may be assigned to Alliance Semiconductor Corporation if the Partnerships are sold to a party not affiliated with Alliance Semiconductor Corporation.
8. CONSTRUCTION
     This Agreement shall be governed by, and be construed in accordance with, the laws of the state of California and shall be binding upon, and shall inure to the benefit of the heirs, executors, assigns, transferees, and successors in interest of the parties hereto, notwithstanding the reorganization, merger, consolidation or change in personnel of the Company.
9. NOTICES
     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, the address of the party set forth below his signature hereto, or to such other address as the party may direct by giving ten days’ notice in the manner set forth herein.
10. WAIVER OF BREACH
     The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or of any subsequent breach of the same provision thereof.
11. ENTIRE AGREEMENT
     This instrument contains the entire agreement of the parties regarding employment of Employee by the Company. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12. SEVERABILITY
     If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion or portions of this Agreement are hereby declared to be of no force or effect in such jurisdiction, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included herein.
7. MISCELLANEOUS
     Time is of the essence of this Agreement. Whenever necessary or proper herein the singular includes the plural, and the plural the singular, and masculine, feminine and neuter gender expressions are interchangeable. The section headings used herein are provided for informational purposes only and shall affect neither the meaning of the terms nor the intent of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

ALSC VENTURE MANAGEMENT LLC.
By:	/s/ Melvin L. Keating

Title:	Manager

EMPLOYEE:
/s/ V. R. Ranganath

(Signature)
Address:	18916 Congress Junction Ct.

Saratoga, CA 95670

Facsimile:	408-873-9121